Exhibit 99.1

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)

Consolidated Financial Report
June 30, 2010

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Contents

Independent Auditor's Report

To the Board of Directors
American Multiline Corporation
Dallas, Texas

We have audited the accompanying consolidated balance sheets of American Multiline Corporation (Predecessor) as of June 30, 2008 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Multiline Corporation as of June 30, 2008 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas February 17, 2010	/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Consolidated Balance Sheets

	June 30,
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)

ASSETS

Current assets:
Cash	$431,313	$648,309	$-
Restricted certificate of deposit	1,253,214	1,253,214	-
Restricted cash equivalents	100,000	100,000	-
Trade receivables, less allowance for doubtful accounts of $11,338, $25,000
and $18,445, respectively	4,880,878	2,339,849	2,159,661
Unbilled receivables	1,106,200	198,143	376,669
Due from affiliates	-	-	1,233,461
Prepaid expenses	351,304	359,726	56,350
Deferred taxes	-	-	15,640
Total current assets	8,122,909	4,899,241	3,841,781

Property and equipment at cost, net	351,604	416,140	305,912
Intangible assets, net of amortization of $148,398	-	-	199,602
Goodwill	-	-	1,295,872
Deferred taxes	-	-	164,819
Deposits and other assets	744,164	754,229	40,433
			-
Total assets	$9,218,677	$6,069,610	$5,848,419

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Credit facilities	$2,461,941	$2,175,406	$1,785,159
Notes payable	405,188	224,569	-
Current maturities of long-term debt	-	-	300,000
Current maturities of capital lease obligations	61,368	7,204	-
Due to affiliates	-	-	1,392,121
Installment payments due to seller	-	-	58,851
Trade accounts payable	271,147	452,762	167,960
Accrued payroll taxes	515,100	329,774	341,999
Accrued salaries, wages and benefits	1,410,897	991,555	989,939
Worker's compensation claims and expenses	612,356	238,172	-
Restructuring liability	-	-	445,000
Other current liabilities	21,500	23,169	352,324
Total current liabilities	5,759,497	4,442,611	5,833,353

Capital lease obligations, less current maturities	7,204	-	-
Long-term debt, less current maturities	-	-	100,000
Total liabilities	5,766,701	4,442,611	5,933,353

Stockholders' equity (deficit):
Common stock, no par value, 100,000, 100,000 and 200 shares authorized,
72,749, 72,609 and 100 shares issued and outstanding, respectively	992,972	992,972	200
Retained earnings (accumulated deficit)	2,453,674	633,285	(85,134)
Accumulated other comprehensive income	5,330	742	-
Total stockholders' equity (deficit)	3,451,976	1,626,999	(84,934)

Total liabilities and stockholders' equity (deficit)	$9,218,677	$6,069,610	$5,848,419

See Notes to Consolidated Financial Statements.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Consolidated Statements of Operations

			Period from	Period from
	Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
	2008	2009	July 19, 2009	June 30, 2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)	(Unaudited)

Billings for services	$55,771,471	$37,667,317	$1,281,399	$25,169,434

Costs and expenses:
Cost of temporary services, including compensation, taxes
and benefits	45,670,917	30,958,420	1,076,515	20,076,707
Sales and administrative compensation, including salaries,
taxes and benefits	5,960,287	4,373,398	151,991	2,699,765
Restructuring activities	-	-	-	520,000
Other sales and administrative costs	4,841,145	3,919,892	116,796	1,784,934
Loss on impairment of intangible assets	1,373,641	-	-	-
Total costs and expenses	57,845,990	39,251,710	1,345,302	25,081,406

Income (loss) from operations	(2,074,519)	(1,584,393)	(63,903)	88,028

Other (income) expense:
Interest	361,523	234,977	(627)	166,665
Other	-	(1,752)	(15,000)	(87)
Total other (income) expense	361,523	233,225	(15,627)	166,578

Loss before taxes	(2,436,042)	(1,817,618)	(48,276)	(78,550)

Income tax expense (benefit)	58,678	(3,485)	-	6,584

Net loss	$(2,494,720)	$(1,814,133)	$(48,276)	$(85,134)

See Notes to Consolidated Financial Statements.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Consolidated Statements of Stockholders’ Equity (Deficit)

			Retained	Accumulated
			Earnings	Other
	Common Stock		(Accumulated	Comprehensive
	Shares	Amount	Deficit)	Income	Total

Predecessor:

Balance, June 30, 2007	72,954	$992,972	$4,965,891	$2,636	$5,961,499

Common stock redeemed	(205)	-	(17,497)	-	(17,497)
Comprehensive loss:
Foreign currency translation	-	-	-	2,694	2,694
Net loss	-	-	(2,494,720)	-	(2,494,720)
					(2,492,026)

Balance, June 30, 2008	72,749	992,972	2,453,674	5,330	3,451,976

Common stock redeemed	(140)	-	(6,256)	-	(6,256)
Comprehensive loss:
Foreign currency translation	-	-	-	(4,588)	(4,588)
Net loss	-	-	(1,814,133)	-	(1,814,133)
					(1,818,721)

Balance, June 30, 2009	72,609	992,972	633,285	742	1,626,999

Net loss (unaudited)	-	-	(48,276)	-	(48,276)

Balance, July 19, 2009 (unaudited)	72,609	$992,972	$585,009	$742	$1,578,723

Successor:

Common stock issued (unaudited)	100	$200	$-	$-	$200
Net loss (unaudited)	-	-	(85,134)	-	(85,134)

Balance, June 30, 2010 (unaudited)	100	$200	$(85,134)	$-	$(84,934)

See Notes to Consolidated Financial Statements.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Consolidated Statements of Cash Flows

			Period from	Period from
	Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
	2008	2009	July 19, 2009	June 30, 2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(2,494,720)	$(1,814,133)	$(48,276)	$(85,134)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Depreciation and amortization	274,818	201,470	12,062	220,934
Loss on disposal of assets	7,783	-	630
Loss on impairment of intangible assets	1,373,641	-	-	-
Deferred income taxes	49,600	-	-	(180,459)
Restructuring charges	-	-	-	520,000
Change in operating assets and liabilities:
Receivables	1,031,069	3,449,086	(266,993)	268,655
Prepaid expenses	172,610	(8,422)	42,302	(56,350)
Deposits and other assets	326,765	(10,065)	-	(32,856)
Trade accounts payable	18,697	181,615	(15,186)	(390,952)
Restructuring liability	-	-	-	(75,000)
Accrued expenses	(453,985)	(977,183)	(185,807)	1,147,928
Net cash provided by (used in) operating activities	306,278	1,022,368	(461,268)	1,336,766

Cash flows from investing activities:
Purchases of furnishings, equipment and software	(33,089)	(266,006)	-	-
Transfer from restricted cash equivalents	200,000	-	-	-
Acquisition of business	-	-	-	(951,149)
Net advances to affiliates	-	-	-	(1,233,461)
Net cash provided by (used in) investing activities	166,911	(266,006)	-	(2,184,610)

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	28,061	(286,535)	(114,973)	(544,477)
Borrowings on notes payable	639,475	625,742	-	-
Payments on notes payable	(900,287)	(806,361)	-	-
Payments on capital leases	(61,007)	(61,368)	(2,380)	-
Net borrowing from affiliates	-	-	-	1,392,321
Common stock redemption	(17,497)	(6,256)	-	-
Net cash provided by (used in) financing activities	(311,255)	(534,778)	(117,353)	847,844

Effect of exchange rates on cash	2,694	(4,588)	-	-

Net increase (decrease) in cash	164,628	216,996	(578,621)	-

Cash, beginning of period	266,685	431,313	648,309	-

Cash, end of period	$431,313	$648,309	$69,688	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$361,461	$270,616	$-	$135,289
Cash paid for taxes	$4,378	$-	$-	$10,003

See Notes to Consolidated Financial Statements.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Note 1.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Tri-Overload Staffing, Inc. (the “Company”) and its predecessor, American Multiline Corporation (d.b.a. Insurance Overload Staffing Systems (“IOS”)) operates an insurance-specific staffing business in major cities throughout the United States.  The Company furnishes temporary personnel and makes direct hire placements in both the property/casualty/worker’s compensation insurance industry and the health insurance industry.

The Company was formed for the purpose of acquiring certain assets and liabilities of IOS.  This transaction (the “Acquisition”) was consummated on July 20, 2009 resulting in a change in control and has been accounted for as a business combination.  As a result of the acquisition, the financial information for the period after the acquisition is on a different cost basis than that for the periods before the acquisition.  The difference in cost basis affects the amounts at which certain assets and liabilities are carried in the balance sheets and the amounts of certain revenues and expenses that are recognized in the statements of operations, which as a result are not comparable.

The Company is referred to as the “Successor” for all periods subsequent to the Acquisition.  All references to “Predecessor” refer to IOS and its subsidiary for all periods prior to the Acquisition, which operated under a different ownership and capital structure.  The consolidated financial statements of the Predecessor include the accounts of IOS and its wholly-owned Canadian subsidiary, Insurance Overload Systems Ltd.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The years ended June 30, 2008 and 2009, and the period from July 1, 2009 to July 19, 2009 (“the period ended July 19, 2009”) are herein referred to as the “Predecessor periods”.  The period from July 20, 2009 to June 30, 2010 (“the period ended June 30, 2010”) is herein referred to as the “Successor period”.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts.  These estimates are based on information available as of the date of the financial statements.  Actual results could differ from these estimates.

Cash

At various times throughout the year, the Company maintains deposits with financial institutions, the balance of which may be in excess of federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts.

Restricted Cash Equivalents

The Company considers all short-term, highly-liquid investments, purchased with a remaining maturity of three months or less to be cash equivalents.  Cash equivalents are carried at cost, which approximates market value. Restricted cash relates to commercial paper held in connection with the Company’s insurance policies.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at invoiced amounts and do not bear interest.  Accounts receivable meeting certain eligibility criteria may be sold to a financial institution under an account transfer agreement.  Receivables are sold with recourse and do not meet the criteria for sales.  Accordingly, sold receivables are considered secured borrowings as more fully described in Note 6.

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and management’s assessment of any specific customer collection issues. Account balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote.

Revenue Recognition

Revenues from temporary services provided are recognized when earned and are generally billed weekly or monthly. Unbilled receivables represent services that have been performed, but have not been billed as of period end. Fees earned through the permanent placement of personnel are recognized after candidates start work at permanent positions.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred, while significant betterments and renewals are capitalized. Software is amortized using an estimated useful life of three years. Furnishings and equipment are depreciated using estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life or lease term.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. In June 2008, based on a lack of business retention, management determined that the fair value of intangibles from the acquisition of the assets of Temporary Claim Professionals, Inc. was negligible and a $1,373,641 impairment loss was recognized. Amortization expense of $40,000 was recorded in the year ended June 30, 2008 prior to recognition of the impairment.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Goodwill

The Company evaluates the carrying value of goodwill on June 30 of each year and between annual evaluations if events occur or circumstances indicate the carrying value may not be recoverable. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the identifiable assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Worker’s Compensation Claims and Expenses

The Company is self-insured for certain losses relating to worker’s compensation claims. The Company has stop-loss coverage to limit the exposure arising from these claims. Self-insurance claims filed and claims incurred but not reported are accrued based upon management’s estimates of the discounted ultimate cost for uninsured claims incurred using actuarial assumptions followed in the insurance industry and historical experience. Although management believes it has the ability to reasonably estimate losses related to claims, it is possible that actual results could differ from recorded self-insurance liabilities.

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On July 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes any interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the periods ended July 19, 2009 and June 30, 2010, the Company did not incur any interest and penalties.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Foreign Currency Translation

The financial statements of the Company's Canadian subsidiary have been translated using the current exchange rate in effect at the financial statement date for assets and liability accounts, and the average exchange rate in effect during the year for income and expense accounts. The resulting translation gains and losses are separately reported as accumulated other comprehensive income within stockholders' equity. The Canadian subsidiary substantially ceased operations prior to June 30, 2009.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company extends credit to customers concentrated in the insurance industry on an unsecured basis in the normal course of business. The large number of customers and geographic dispersion limit the concentration of trade receivable risk.

Subsequent Events

Management evaluates events or transactions that occur after the statement of financial position date for potential recognition or disclosure in the financial statements.  Management evaluated subsequent events through February 17, 2010, in connection with the issuance of the financial statements for the year ended June 30, 2009 (Predecessor).  In connection with the reissuance of the 2009 statements and the period ended June 30, 2010 (Successor), management has evaluated subsequent events through November 10, 2010 which is the date the respective financial statements were available to be issued.

Note 2.	Business Acquisition

On July 20, 2009, the Company acquired certain assets and assumed certain liabilities of IOS under an asset purchase agreement.  IOS was acquired for the purpose of expanding the ultimate owner of the Company’s investments in staffing businesses throughout the United States.  The Company incurred transaction costs of $73,404 in connection with the Acquisition, which are included in other sales and administrative costs for the period ended June 30, 2010 (Successor).

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

The Acquisition was accounted for under the acquisition method, with consideration, assets acquired and liabilities assumed recognized at fair value.  Goodwill of $1,295,872 arising from the acquisition consists largely of the assembled workforce and other expected synergies, such as reduced worker’s compensation costs.  For income tax purposes, goodwill of $1,369,276 is expected to be deductible.  The following table summarizes the consideration and the amounts of the assets acquired and liabilities assumed at the acquisition date:

Aggregate consideration paid:
Affiliate payments to and on behalf of seller	$656,895
Note payable to seller	400,000
Installment payments due to seller	353,105

$1,410,000

Recognized amounts of identifiable assets acquired and liabilities assumed:
Trade receivables	$2,277,820
Unbilled receivables	527,165
Property and equipment	378,448
Intangible assets	348,000
Deposits and other assets	7,577
Credit facility	(2,329,636)
Trade accounts payable	(558,912)
Accrued expenses	(536,334)
Total identifiable net assets	114,128
Goodwill	1,295,872

$1,410,000

An affiliate of the Company made payments to and on behalf of the seller in connection with the Acquisition.  These amounts were included in due to affiliates.  There were no contingencies as of the date of the Acquisition.

Note 3.	Deposits and Other Assets

Deposits and other assets consist of the following:

	June 30,
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)

Insurance deposit	$615,000	$615,000	$-
Other	129,164	139,229	40,433

	$744,164	$754,229	$40,433

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Note 4.	Property and Equipment

Property and equipment consists of the following:

	June 30,
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)

Furniture and equipment	$1,194,181	$927,544	$118,562
Leasehold improvements	87,809	35,277	5,717
Software	1,727,458	608,804	254,169
	3,009,448	1,571,625	378,448
Less accumulated depreciation	(2,657,844)	(1,155,485)	(72,536)

	$351,604	416,140	$305,912

Depreciation and amortization expense is as follows:

		Period from	Period from
Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
2008	2009	July 19, 2009	June 30, 2010
(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
		(Unaudited)	(Unaudited)

$234,818	$201,470	$12,062	$72,536

Note 5.	Intangible Assets

At June 30, 2010, the gross carrying amount and accumulated amortization for finite-lived intangible assets are as follows:

	Gross		Weighted
	Carrying	Accumulated	Average Life
	Amount	Amortization	(In Years)

Trade name	$101,000	$(4,840)	20
Candidate database	139,000	(133,208)	1
Customer relationships	108,000	(10,350)	10

	$348,000	$(148,398)

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Amortization expense of intangible assets is as follows:

		Period from	Period from
Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
2008	2009	July 19, 2009	June 30, 2010
(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
		(Unaudited)	(Unaudited)

$40,000	$-	$-	$148,398

As of June 30, 2010, estimated annual amortization expense of intangible assets for each of the next five years is as follows:

Fiscal year ended June 30:
2011	$21,642
2012	15,850
2013	15,850
2014	15,850
2015	15,850
Thereafter	114,560

$199,602

Note 6.	Financing Arrangements

Account Transfer Agreements

On September 11, 2008, the Predecessor entered into an account transfer agreement (the “Old Agreement”) under which a financial institution agreed to purchase accounts receivable from the Predecessor up to a maximum outstanding amount of $6,000,000.  Upon sale of receivables, the Predecessor received an Initial Payment equal to 90% of the Net Amount of the accounts receivable, as defined.  The Predecessor received the remaining Reserve, as defined, after the Net Amount was remitted to the financial institution.  The accounts receivable were purchased with recourse against the Predecessor and the Predecessor was responsible for paying the financial institution for any accounts receivable for which payment was not received within 90 days of the invoice date.  The Predecessor was charged a discount on the Initial Payment while outstanding at the greater of the Prime Rate plus 2% (5.25% at June 30, 2009) or 7%.  The Old Agreement was collateralized by substantially all of the assets of the Predecessor.  The Old Agreement was accounted for as a collateralized borrowing arrangement.  As of June 30, 2009, the outstanding balance under the Old Agreement was $2,175,406.  The Old Agreement was terminated as a result of the Acquisition.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

In connection with the Acquisition, on July 22, 2009, the Company entered into an account purchase agreement (“Agreement”) under which a financial institution agreed to purchase accounts receivable from the Company up to a maximum outstanding amount of $45,000,000.  Upon sale of receivables, the Company receives an Advance equal to 90% of the Account, as defined.  The accounts receivable are purchased with recourse against the Company and the Company is responsible for paying the financial institution for any accounts receivable for which payment is not received within 90 days of the invoice date.  The Company is charged a discount on the face amount of each Account purchased at the lesser of the Prime Rate plus 2.5% (5.75% at June 30, 2010) or the lawful maximum.  The Agreement is collateralized by substantially all of the Company’s assets and is accounted for as a collateralized borrowing arrangement.  The Agreement remains in effect until March 31, 2011 and automatically renews for a term of twenty-four months unless notice is given sixty days prior to the end of the current term.  As of June 30, 2010, the outstanding balance under the Agreement was $1,785,159.

Revolving Credit Facility

Prior to September 11, 2008, the Predecessor had a revolving credit facility with a financial institution under which the outstanding balance was $2,461,941 at June 30, 2008.

Notes Payable

In connection with the Acquisition, the Company issued a $400,000 note payable to the seller.  The note bears interest at 6% and is unsecured.  Monthly principal and interest payments equal to $34,427 commence on October 1, 2010 and continue until the maturity date on September 1, 2011.  Payment of principal and interest is guaranteed by TS Staffing Corp., which is the sole shareholder of the Company.

Prior to the Acquisition, the Predecessor financed its insurance premiums with notes payable.  Notes payable balances were $230,188 and $224,569 at June 30, 2008 and 2009, respectively.  A $1,235,700 bank letter of credit was issued to provide security for the Predecessor's performance under an insurance plan.  Bank certificates of deposit totaling $1,253,214, collateralized this letter of credit.  The certificates of deposit were not purchased by the Company in the Acquisition.

A note payable with a balance of $175,000 at June 30, 2008 was repaid during the year ended June 30, 2009.

As of June 30, 2010, scheduled maturities of long-term debt are as follows:

Fiscal year ended June 30:
2011	$300,000
2012	100,000

$400,000

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Note 7.	Income Tax Expense

The provision (benefit) for income taxes consists of the following:

			Period from	Period from
	Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
	2008	2009	July 19, 2009	June 30, 2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)	(Unaudited)

Current:
Federal	$-	$-	$-	$165,372
State	9,078	(3,485)	-	21,671
Deferred	49,600			(180,459)

	$58,678	$(3,485)	$-	$6,584

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax loss, due to the following:

			Period from	Period from
	Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
	2008	2009	July 19, 2009	June 30, 2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)	(Unaudited)

Taxes on book income computed at effective statutory rate	$(828,254)	$(617,990)	$(16,414)	$(26,707)
Increase in taxes resulting from:
Nondeductible expenses	10,263	8,263	-	29,794
State income taxes, net of federal tax benefit	(11,209)	7,765	100	5,793
Other	(22,714)	21,304	26,987	(2,296)
Valuation allowance	910,592	577,173	(10,673)	-

	$58,678	$(3,485)	$-	$6,584

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Net deferred tax assets consist of the following components:

	June 30,
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Successor)
			(Unaudited)

Deferred tax assets:
Bad debt reserve	$30,600	$36,000	$6,640
Intangible assets	458,018	423,450	13,938
Accrued expenses	131,912	-	9,000
Loss carryforwards	1,100,157	1,990,871	-
Deferred rent	18,357	22,985	-
Restructuring liability	-	-	160,200
Other	20,520	20,520	-
Less valuation allowance	(1,741,893)	(2,319,066)	-
	17,671	174,760	189,778
Deferred tax liabilities:
Property and equipment	(17,671)	(12,842)	(9,319)
Accrued expenses	-	(161,918)	-
	(17,671)	(174,760)	(9,319)

	$-	$-	$180,459

As of June 30, 2008 and 2009 (Predecessor), the Predecessor had recorded a valuation allowance of $1,741,893 and $2,319,066, respectively, on the deferred tax assets to reduce the total to an amount that management believed would ultimately be realized.  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

The Predecessor had a federal net operating loss carryforward of $5,700,000 for tax purposes as of June 30, 2009, which begins to expire in 2024.

In connection with the Acquisition, the assets and liabilities of the Company have new bases for income tax purposes effective July 20, 2009.  Additionally, the Company will not receive benefit from the loss carryforwards of the Predecessor.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Note 8.	Commitments and Contingencies

Capital and Operating Leases

All noncancelable leases have been classified as capital or operating leases.  Capital leases included certain telecommunications equipment leased for a term of five years.  The Company leases office space under various noncancelable operating leases that expire through 2015.  Several of these operating leases contain what are commonly termed "rent holiday" provisions in which the initial monthly payments of the lease term are reduced or eliminated.  The Company expenses on a straight-line basis the total of the lease payments and records a deferred rent liability.

As of June 30, 2010, the future minimum rental payments required under operating leases with minimum or remaining lease terms in excess of one year are as follows:

Operating
Leases
Fiscal year ended June 30:
2011	$293,515
2012	147,006
2013	88,508
2014	71,377
2015	37,772

$638,178

Total rent expense for office space operating leases is as follows:

		Period from	Period from
Years Ended June 30,		July 1, 2009 to	July 20, 2009 to
2008	2009	July 19, 2009	June 30, 2010
(Predecessor)	(Predecessor)	(Predecessor)	(Successor)
		(Unaudited)	(Unaudited)

$1,960,869	$1,734,167	$78,149	$359,435

Restructuring

During the period ended June 30, 2010 (Successor), the Company terminated and abandoned certain leased facilities in an effort to reduce future operating costs.  The Company incurred charges of $520,000, which is included in restructuring activities on the consolidated statement of operations.  During the period ended June 30, 2010 (Successor), payments of $75,000 were made, and the accrual for terminated and abandoned leases was $445,000 at June 30, 2010.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Legal Proceedings and Claims

The Company is from time to time involved in certain legal proceedings and claims arising in the ordinary course of its business.  While the outcome of these actions cannot be predicted with certainty, management does not presently expect these matters to have a material adverse effect on the financial position or results of operations of the Company.

Note 9.	Employee Benefit Plans

In August 1995, the Predecessor initiated a 401(k) profit sharing plan for all salaried employees, other than IRC defined "highly compensated employees".  Staff employees who completed a year of service and attained age 21 were eligible to participate in the plan.  Under the terms of the plan, eligible employees could voluntarily contribute a percentage of compensation.  In addition, the Predecessor could make discretionary contributions which were 100% vested after six years of service.  The Predecessor’s discretionary contributions to the plan are as follows:

		Period from
Years Ended June 30,		July 1, 2009 to
2008	2009	July 19, 2009
(Predecessor)	(Predecessor)	(Predecessor)
		(Unaudited)

$33,800	$25,581	$1,655

Effective October 1, 1999, the Predecessor adopted a separate 401(k) plan for its temporary personnel.  No discretionary contributions to the temporary employee plan were made.

Prior to April 1, 2008, the Predecessor provided a nonqualified retirement plan for permanent staff employees.  Under the plan, the Predecessor contributed 75% (maximum $1,500) of the annual premiums used to purchase group universal life insurance contracts for participants.  Employees began vesting after five years and were fully vested upon completion of their tenth year of employment.  Contributions for the year ended June 30, 2008 totaled approximately $40,200.

As a result of the Acquisition, the existing plans ceased and a new 401(k) plan was adopted.  Only permanent personnel are eligible under the new plan and the Company does not make discretionary contributions.

Tri-Overload Staffing, Inc. (Successor) and American Multiline Corporation (Predecessor)
Notes to Consolidated Financial Statements

Note 10.	Related Party Transactions

Tri-State Employment Services, Inc.

In connection with the Agreement as described in Note 6, Advances received on receivables transferred are paid directly from the financial institution to Tri-State Employment Services, Inc. (“Tri-State”), which is affiliated with the Company through common ownership.  Tri-State then provides cash to the Company to fund operations as needed.  As of the June 30, 2010, $1,233,461 due from Tri-State was included in due from affiliates on the accompanying consolidated balance sheets.  Additionally, the Company is a party to a cross-collateralization agreement.  Under this agreement, substantially all of the Company’s assets may be used by the financial institution as repayment for defaults of debt held by Tri-State and any affiliates.  The terms of credit facilities to which the Company’s assets are cross-collateralized range between one and two years and the Company was subject to a maximum exposure of $38,620,007 as of June 30, 2010.

TS Staffing Corp.

The Company is provided insurance coverage, including worker’s compensation insurance, through TS Staffing Corp.’s insurance policies.  As of June 30, 2010, $30,592 due to TS Staffing Corp. for premiums paid on the Company’s behalf was included in due to affiliates in the accompanying consolidated balance sheets.

Carusso Staffing

Carusso Staffing, an affiliate through common ownership, processes payroll for the Company.  Amounts are reimbursed through payment of a management fee.  As of June 30, 2010, amounts payable to Carusso Staffing totaled $1,444,074 of which $1,361,529, $8,844 and $73,701 was included in due to affiliates, accrued payroll taxes, and accrued salaries, wages and benefits on the accompanying consolidated balance sheets.

Note 11.	Subsequent Event

On August 27, 2010, the Company merged into a wholly-owned subsidiary of Corporate Resource Services, Inc., a majority owned subsidiary of Tri-State and affiliate of the Company through common ownership.